                                                                   EXHIBIT 10.38

                               SEVENTH AMENDMENT

         THIS SEVENTH AMENDMENT (the "Amendment") is made and entered into as of the 23rd day of March, 2001, by and between EOP-BAY PARK PLAZA, L.L.C., a Delaware limited liability company ("Landlord"), and CROSSWORLDS SOFTWARE, INC., a Delaware corporation ("Tenant").

                                    RECITALS

A. Landlord (as successor in interest to Bay Park Plaza Associates, L.P., a California limited partnership) and Tenant (as successor in interest to Crossworlds Software, Inc., a Delaware corporation) are parties to that certain lease dated December 6, 1996 for space currently containing approximately 71,944 rentable square feet (the "Original Premises") as described as Suite Nos. 185, 200, 210, 230, 450, 500, 600, 650, and 800 on the 1st, 2nd, 4th, 5th, 6th and 8th floors of the building commonly known as Bay Park Plaza I located at 577 Airport Boulevard, Burlingame, California (the "Building"), which lease has been previously amended by instruments dated November 13, 1997 ("First Amendment"), March 16, 1998, March 29, 1999, January 28, 2000, July 17, 2000, Fifth Amendment dated August 15, 2000 and Sixth Amendment dated October 13, 2000.

B. Tenant has requested that additional space containing approximately 1,416 rentable square feet described as Suite No. 220 on the 2nd floor of the Building shown on Exhibit A hereto (the "Suite 220 Expansion Space") be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.       Suite 220 Expansion and Effective Date. Effective as of the Suite 220
         --------------------------------------
         Expansion Effective Date (defined below), the Premises, as defined in the Lease, is increased by the addition of the Suite 220 Expansion Space, and from and after the Suite 220 Expansion Effective Date, the Suite 220 Expansion Space, shall be deemed to be part of the Premises, as defined in the Lease. The term for the Suite 220 Expansion Space shall commence on the Suite 220 Expansion Effective Date and end on the Expiration Date. The Suite 220 Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Suite 220 Expansion Space.

         A. The Suite 220 Expansion Effective Date shall be the date which is 14 days after the date Landlord tenders possession of the Suite 220 Expansion Space to Tenant. Landlord and Tenant anticipate that the Suite 220 Expansion Effective Date shall be April 9, 2001 be ("Suite 220 Target Expansion Effective Date").

         B. Subject to Section IX.A. below, the Suite 220 Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Suite 220 Expansion Space for any reason, including but not limited to, holding over by prior occupants. Any such delay in the Suite 220 Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Suite 220 Expansion Effective Date is delayed, the Expiration Date shall not be similarly extended.

II.      Base Rent.
         ---------

         In addition to Tenant's obligation to pay Base Rent for the Original Premises, Tenant shall pay Landlord Base Rent for the Suite 220 Expansion Space as follows:

         -----------------------------------------------------------------
         Months of Term          Annual Rate      Annual         Monthly
           or Period           Per Square Foot   Base Rent      Base Rent
         -----------------------------------------------------------------
         Suite 220 Expansion
          Effective Date -
          4/30/01                 $ 75.00      $ 106,200.00    $  8,850.00
         5/1/01-4/30/02           $ 78.00      $ 110,448.00    $  9,204.00
         5/1/02-4/30/03           $ 81.12      $ 114,865.92    $  9,572.16
         5/1/03-4/30/04           $ 84.36      $ 119,453.76    $  9,954.48
         5/1/04-4/30/05           $ 87.74      $ 124,239.84    $ 10,353.32
         5/1/05-4/30/06           $ 91.25      $ 129,210.00    $ 10,767.50
         5/1/06-4/30/07           $ 94.90      $ 134,378.40    $ 11,198.20
         5/1/07-4/30/08           $ 98.70      $ 139,759.20    $ 11,646.60
         -----------------------------------------------------------------

         All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

III.     Additional Security Deposit. Intentionally omitted.
         ---------------------------

IV.      Tenant's Share. For the period commencing with the Suite 220 Expansion
         --------------
         Effective Date and ending on the Expiration Date Tenant's Share for the Suite 220 Expansion Space is 1.0122%.

V.       Operating Costs and Taxes. For the period commencing with the Suite 220
         -------------------------
         Expansion Effective Date and ending on the Expiration Date, Tenant shall pay for Tenant's Share of Additional Rent applicable to the Suite 220 Expansion Space in accordance with the terms of the Lease, provided, however, during such period, the Base Year for the computation of Tenant's Share of Operating Costs and Taxes applicable to the Suite 220 Expansion Space is 2001.

VI.      Improvements to Suite 220 Expansion Space.
         -----------------------------------------

         A. Condition of Suite 220 Expansion Space. Tenant has inspected the Suite 220 Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment and
                  Section 7 of the Lease.

         B. Responsibility for Improvements to Suite 220 Expansion Space. Provided Tenant is not in default, Landlord agrees to contribute the sum of $5,340.00 (the "Allowance") toward the cost of performing the construction, alterations or improvements (the "Improvements") in preparation of Tenant's occupancy of the Suite 220 Expansion Space. The Allowance shall be paid to Tenant within 30 days following receipt by Landlord of all receipted bills used in the Improvements. The Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured. Any Improvements to the Suite 220 Expansion Space shall be by Commercial Interior Contractors ("CIC") and shall be governed in all respects by the terms set forth in Section 6 of the Lease. Tenant may contract directly with CIC and may, with Landlord's reasonable prior approval, select its own architect. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Improvements. In any and all events, the Suite 220 Expansion Effective Date shall not be postponed or delayed if the initial improvements to the Suite 220 Expansion Space are incomplete on the Suite 220 Expansion Effective Date for any reason whatsoever. Any delay in the completion of initial improvements to the Suite 220 Expansion Space shall not subject Landlord to any liability for any loss or damage resulting therefrom.

VII.     Early Access to Suite 220 Expansion Space. During any period that
         -----------------------------------------
         Tenant shall be permitted to enter the Suite 220 Expansion Space prior to the Suite 220 Expansion Effective Date (e.g., to perform alterations or improvements, if any), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Base Rent or Additional Rent as to the Suite 220 Expansion Space. If Tenant takes possession of the Suite 220 Expansion Space prior to the Suite 220 Expansion Effective

         Date for any reason whatsoever (other than the performance of work in the Suite 220 Expansion Space with Landlord's prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base Rent and Additional Rent as applicable to the Suite 220 Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Suite 220 Expansion Effective Date.

IX.      Other Pertinent Provisions.
         --------------------------

         A. Contingency. This Amendment is contingent upon Landlord's delivery of the Suite 220 Expansion Space on or before April 9, 2001. If Landlord has not delivered the Suite 220 Expansion Space on or before April 9, 2001, then either party may terminate this Amendment with respect to the Suite 220 Expansion Space by providing written notice thereof to the other party on or after April 9, 2001, whereupon, this Amendment shall be null and void and of no force or effect and the Lease shall continue in full force and effect as if this Amendment had not been executed.

         B. Parking. Effective as of the Suite 220 Expansion Effective Date, and without reducing the number of parking spaces made available to Tenant with respect to the Original Premises as provided in the Lease, as amended, 4 additional unreserved parking spaces shall be made available to Tenant for parking by Tenant and its employees, free of charge, for the period commencing on the Suite 220 Expansion Effective Date and ending on the Expiration Date.

X.       Miscellaneous.
         -------------

         A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

         B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

         C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

         D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

         E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

         F. Tenant hereby represents to Landlord that Tenant has dealt with no broker other than CB Richard Ellis ("Broker") in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers (other than Broker) claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                                       LANDLORD:

                                       EOP-BAY PARK PLAZA, L.L.C., a Delaware
                                       limited liability company

                                       BY: EOP Operating Limited Partnership, a
                                           Delaware limited partnership, its
                                           sole member

                                           By: Equity Office Properties Trust, a
                                               Maryland real estate investment
                                               trust, its general partner

                                               By: /s/ ROBERT E. DEZZUTTI
                                                   -----------------------------
                                               Name: Robert E. Dezzutti
                                                     ---------------------------
                                               Title: Senior Vice President
                                                      --------------------------

                                       TENANT:

                                       CROSSWORLDS SOFTWARE, INC., a Delaware
                                       corporation

                                       By:    /s/ JAMES W. BUDGE
                                              ----------------------------
                                       Name:  James W. BUDGE
                                              ----------------------------
                                       Title: Sr. Vice President & CEO
                                              ----------------------------

                                       By:
                                              ----------------------------
                                       Name:
                                              ----------------------------
                                       Title:
                                              ----------------------------


                                                       LEGAL OK

                                                          AJH
                                                        -------

                                   EXHIBIT A

               OUTLINE AND LOCATION OF SUITE 220 EXPANSION SPACE
               -------------------------------------------------


                            [GRAPHIC APPEARS HERE]




                                                       ---------SUITE 220






                                      /
                                     /
                                    /
                                   /
                                  /
                                 /
                BAYPARK PLAZA I /
                577 AIRPORT BLVD.
                SUITE 220
                BURLINGAME, CA